Exhibit 10.4

RESTRICTED STOCK UNIT AGREEMENT

Granted by

Organogenesis Holdings Inc.

Under the 2018 Equity Incentive Plan

Organogenesis Holdings Inc. (the “Company”) hereby grants to the person named below (the “Recipient”) restricted stock units (“Restricted Stock Units”), with each such unit representing the right to receive one share of Stock, pursuant to the terms set forth below (the “Award”). The Award is and shall be subject in every respect to the provisions of the Company’s 2018 Equity Incentive Plan, as amended from time to time (the “Plan”), which is incorporated herein by reference and made a part hereof. The Recipient hereby accepts this Award subject to all the terms and provisions of the Plan and agrees that (a) in the event of any conflict between the terms hereof and those of the Plan, the latter shall prevail, and (b) all decisions under and interpretations of the Plan by the Board or the Administrator shall be final, binding and conclusive upon the Recipient and his or her heirs and legal representatives. Capitalized terms used herein but not defined shall have the meaning set forth in the Plan.

1.	Name of Recipient:

2.	Date of Grant:

3.	Maximum Number of Restricted Stock Units:

4.

Vesting of Restricted Stock Units. The Restricted Stock Units shall vest in accordance with the schedule set forth in Appendix A, conditioned upon the Recipient’s continued employment with or performance of services for the Company as of each Vesting Date.

5.

Payment. Upon each Vesting Date, the Recipient shall receive one share of Stock for each vested Restricted Stock Unit; provided, however, that the number of shares issued may be reduced by the number of shares sufficient to satisfy the minimum tax withholding obligations as set forth in Section 6 below.

6.

Withholding. Upon the settlement of Restricted Stock Units pursuant to Section 5 above, the Company shall withhold from issuance a number of shares of Stock sufficient to satisfy the minimum Federal, state, local and/or payroll taxes of any kind required by law to be withheld with regard to such settlement. In the alternative, the Recipient shall have the option to receive 100% of the vested shares of Stock provided that he or she obtains the Company’s consent approved in writing by an officer of the Company prior to the vesting date and subsequently provides the Company a cash payment equal to such taxes.

7.

No Rights to Shares or as a Stockholder. The Recipient shall not have any right in, or with respect to, any of the shares of Stock issuable under the Award (including voting rights) unless and until the Award vests and is settled by issuance of the shares to the Recipient.

8.

Nontransferability. The Restricted Stock Units are personal to the Recipient and shall not be transferable or assignable, other than by will or the laws of descent and distribution, and any such purported transfer or assignment shall be null and void.

9.

Termination of Employment. If the Recipient’s employment with or service for the Company is terminated, for any reason or no reason, with or without cause, all unvested Restricted Stock Units shall immediately terminate and be of no further force or effect.

10.

Notice. Any notice to be given to the Company hereunder shall be deemed sufficient if addressed to the Company and delivered to the office of the Company, Organogenesis Holdings Inc., 85 Dan Road, Canton, MA 02021, attention of the President and CEO, or such other address as the Company may hereafter designate.

Any notice to be given to the Recipient hereunder shall be deemed sufficient if addressed to and delivered in person to the Recipient at his or her address furnished to the Company or when deposited in the mail, postage prepaid, addressed to the Recipient at such address.

IN WITNESS WHEREOF, the parties have executed this Award, or caused this Award to be executed, as of the Date of Grant.

Organogenesis Holdings Inc.

By:

The undersigned Recipient hereby acknowledges receipt of a copy of the Plan and this Award, and agrees to the terms of this Award and the Plan.

APPENDIX A

Vesting Schedule

Number of Units Vesting	Vesting Date

3